UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

Paramount Gold Nevada Corp.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36908	98-0138393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street
Winnemucca, Nevada	89445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 775 625-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	PZG	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2025, Glen Van Treek provided notice of his retirement from the Company as President and Chief Operating Officer of Paramount Gold Nevada Corp. (the “Company”). Mr. Van Treek also resigned from the Board of Directors of the Company.

Mr. Van Treek has entered into (i) a Consulting Agreement dated as of May 1, 2025 (the “Consulting Agreement”) and (ii) a Separation Agreement dated as of May 1, 2025 (the “Separation Agreement”) with the Company. Pursuant to the terms of the Consulting Agreement, Mr. Van Treek will provide requested transition services at an hourly rate of $250.00. Pursuant to the terms of the Separation Agreement, Mr. Van Treek agreed to release the Company and other parties from any claims, in consideration of certain severance payments and the retention of equity awards held by Mr. Van Treek under the Company’s equity compensation plans.

Rachel Goldman, the Company’s Chief Executive Officer, will oversee operations for the Company.

Item 7.01. Regulation FD Disclosure.

On May 1, 2025, the Company issued a press release announcing the retirement of Mr. Van Treek. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release of Paramount Gold Nevada Corp dated May 1, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GOLD NEVADA CORP.

Date: May 1, 2025	By:	/s/ Carlo Buffone
Carlo Buffone Chief Financial Officer